UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 12, 2007 (Date of earliest event reported)
Digicurve, Inc. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	000-52507 (Commission File Number)	20-1480203 (IRS Employer Identification Number)

2764 Lake Sahara Drive, Suite 111 Las Vegas, NV (Address of principal executive offices)		89117 (Zip Code)
(604) 331-1459 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2007, the Company accepted the resignation of John Paul Erickson as a member of the Board of Directors and as the CEO of the Company. There were no disagreements between Mr. Erickson and the Company relating to the Company's operations, policies or practice.

In recognition of services already provided, the Company will transfer to Mr. Erickson the website and domain name of HerFlexAppeal.com, and all rights, titles, interests associated thereto.

On June 12, 2007, the Company appointed Mr. Kosit Suvinijjit to the Board of Directors and as the new CEO of the Company. The Company has not entered into any contracts or agreements with Mr. Suvinijjit as of the date of this filing. There are no transactions between the Company and Mr. Suvinijjit required to be reported hereunder.

Mr. Suvinijjit received a Masters degree, as well as his Bachelors, in Political Science from Ramkhamhang University. He also graduated from The National Defense College,. He also completed the International Housing Finance Program at the Wharton School University of Pennsylvania, as well as many other business and management related courses. He is a Commander (Third Class) and a Member (Fifth Class) of the Most Noble Order of the Crown of Thailand. He currently serves as Chairman of Asia Television & Media Co., Ltd. and B Plus Publishing Co., Ltd. He has served on various committees and advisory Board for the Thai government, specifically related to business and business development.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 15th June, 2007	DIGICURVE, INC. By: /s/ Kosit Suvinijjit Kosit Suvinijjit, CEO and Director